Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners Reports Third-Quarter 2022 Results; Updates 2022 Outlook
AUSTIN, Texas, November 1, 2022 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for third-quarter 2022.
Third-Quarter 2022 Highlights
•Total revenues were $179.6 million for third-quarter 2022, compared to $158.6 million for third-quarter 2021.
•Net income was $9.6 million for third-quarter 2022, compared to $4.1 million for third-quarter 2021.
•Net cash provided by operating activities was $49.2 million for third-quarter 2022, compared to $45.3 million for third-quarter 2021.
•Adjusted EBITDA was $109.2 million for third-quarter 2022, compared to $99.6 million for third-quarter 2021.
•Distributable Cash Flow was $55.2 million for third-quarter 2022, compared to $52.0 million for third-quarter 2021.
•Announced cash distribution of $0.525 per common unit for third-quarter 2022, consistent with third-quarter 2021.
•Distributable Cash Flow Coverage was 1.07x for third-quarter 2022, compared to 1.02x for third-quarter 2021.
“Our third-quarter results were consistent with the continued strengthening in energy markets, as demand for our compression services continued to grow, leading to sequential-quarter increases in revenues, Adjusted EBITDA, and revenue generating horsepower, along with continued improvements to contract pricing,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “Our strong third-quarter results were underpinned by continued improvements to our fleet utilization, which surpassed a 90-percent exit rate for the third quarter, and by further strengthening to our quarter-over-quarter average price per horsepower per month. Our third-quarter performance also led to continued improvement to our leverage ratio while essentially maintaining the previous quarter’s distribution coverage.”
“A positive energy macroenvironment continues to drive increased demand for natural gas and our compression services with our largest asset-operating basins registering year-over-year production increases. Our customers remain active across our operating regions, and we have and plan to continue keeping pace with their activity levels through the expansion of our compression and station services.”
“We anticipate achieving improved market share in key production basins through our recent commitment to purchase an additional 50 large horsepower compression units that was made in September of this year. These planned purchases were driven by pronounced demand from our major customers for additional compression and station services, and will bring our committed new unit order for 2023 to 66 units, for a total of 165,000 of additional horsepower. We have locked in unit delivery slots for these new units, and we expect to have these units under multi-year contracts with our customers for deployment by year-end 2023.”
“Finally, we believe continuing to deliver high-quality service to customers under contracts with lengthening contract tenors, while maintaining capital discipline, should improve USA Compression’s financial flexibility over time. Enhanced financial flexibility will allow us to deploy cash flows opportunistically to fund additional accretive capital investments, reduce debt, consider changes to distribution policy, or a combination thereof.”
Expansion capital expenditures were $46.7 million, maintenance capital expenditures were $8.1 million, and cash interest expense, net was $33.3 million for third-quarter 2022.
On October 13, 2022, the Partnership announced a third-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution will be paid on November 4, 2022, to common unitholders of record as of the close of business on October 24, 2022.

Operational and Financial Data

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Operational data:
Fleet horsepower (at period end) (1)	3,711,205	3,695,955	3,687,601
Revenue generating horsepower (at period end) (2)	3,128,845	3,048,498	2,919,362
Average revenue generating horsepower (3)	3,090,910	3,027,886	2,914,100
Revenue generating compression units (at period end)	4,034	4,014	3,928
Horsepower utilization (at period end) (4)	90.9%	88.4%	83.0%
Average horsepower utilization (for the period) (4)	90.3%	87.9%	82.3%

Financial data ($ in thousands, except per horsepower data):
Revenue	$179,613	$171,461	$158,627
Average revenue per revenue generating horsepower per month (5)	$17.53	$17.20	$16.62
Net income	$9,612	$9,086	$4,115
Operating income	$45,103	$42,399	$36,631
Net cash provided by operating activities	$49,209	$94,228	$45,297
Gross margin	$61,388	$57,344	$50,203
Adjusted gross margin (6)	$120,160	$116,303	$109,468
Adjusted gross margin percentage (7)	66.9%	67.8%	69.0%
Adjusted EBITDA (6)	$109,156	$105,408	$99,634
Adjusted EBITDA percentage (7)	60.8%	61.5%	62.8%
Distributable Cash Flow (6)	$55,181	$55,576	$51,973
____________________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership (and excludes units on order). As of September 30, 2022, the Partnership had 175,000 large horsepower on order for delivery, 75,000 of which is expected to be delivered within the next twelve months and 100,000 horsepower thereafter.
(2)Revenue generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue generating horsepower and fleet horsepower was 84.3%, 82.5%, and 79.2% at September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 83.4%, 82.1%, and 79.0% for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.
Liquidity and Long-Term Debt
As of September 30, 2022, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of September 30, 2022, the Partnership had outstanding borrowings under the revolving credit facility of $618.4 million, $981.6 million of availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $286.6 million. As of September 30, 2022, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.

Full-Year 2022 Outlook
USA Compression is updating its full-year 2022 guidance as follows:
•Net income range of $30.0 million to $40.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $420.0 million to $430.0 million; and
•Distributable Cash Flow range of $215.0 million to $225.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss third-quarter 2022 performance. The call will be broadcast live over the Internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone.

By Webcast:
Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call through November 11, 2022.

By Phone:
Dial 866-580-3963 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call, using the conference passcode 0839524. A replay of the call will be available through November 11, 2022. Callers can access the replay by dialing 866-583-1035 with the passcode 0839524#.

About USA Compression Partners, LP
USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. USA Compression focuses on providing natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability. Adjusted gross margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes it important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital leases, unit-based compensation expense (benefit), severance charges, certain transaction expenses, loss (gain) on disposition of assets, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to solely considering GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery, and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors and others to compare the cash flows that the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2022 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income (loss) and net cash provided by operating activities, and net income (loss) and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2022 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in general economic conditions, including inflation or supply chain disruptions and changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine;
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of the severity and duration of world health events, including the COVID-19 pandemic, related economic repercussions, actions taken by governmental authorities, and other third parties in response to such events, and the resulting disruption in the oil and gas industry and impact on demand for oil and gas;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics (such as COVID-19), weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•operational challenges relating to COVID-19 and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of the Partnership’s employees, remote work arrangements, performance of contracts, and supply chain disruptions;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks, including the risk from cyberattacks;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•the Partnership’s ability to realize the anticipated benefits of acquisitions;
•factors described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2022, and subsequently filed reports; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contacts:
USA Compression Partners, LP
Mike Pearl
Chief Financial Officer
832-823-7306
ir@usacompression.com
Julie McEwen
Controller
512-369-1389
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Revenues:
Contract operations	$171,019	$163,969	$151,622
Parts and service	4,901	3,605	4,122
Related party	3,693	3,887	2,883
Total revenues	179,613	171,461	158,627
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	59,453	55,158	49,159
Depreciation and amortization	58,772	58,959	59,265
Selling, general and administrative	14,663	13,914	13,524
Loss on disposition of assets	1,118	1,031	48
Impairment of compression equipment	504	—	—
Total costs and expenses	134,510	129,062	121,996
Operating income	45,103	42,399	36,631
Other income (expense):
Interest expense, net	(35,142)	(33,079)	(32,222)
Other	27	21	18
Total other expense	(35,115)	(33,058)	(32,204)
Net income before income tax expense	9,988	9,341	4,427
Income tax expense	376	255	312
Net income	9,612	9,086	4,115
Less: distributions on Preferred Units	(12,188)	(12,188)	(12,188)
Net loss attributable to common unitholders’ interests	$(2,576)	$(3,102)	$(8,073)

Weighted average common units outstanding – basic and diluted	97,968	97,728	97,085

Basic and diluted net loss per common unit	$(0.03)	$(0.03)	$(0.08)

Distributions declared per common unit	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

September 30, 2022
Selected Balance Sheet data:
Total assets	$2,673,391
Long-term debt, net	$2,078,066
Total partners’ deficit	$(65,066)

Common units outstanding	97,995,127

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net cash provided by operating activities	$49,209	$94,228	$45,297
Net cash used in investing activities	(43,545)	(23,156)	(13,397)
Net cash used in financing activities	(5,658)	(71,087)	(31,652)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Total revenues	$179,613	$171,461	$158,627
Cost of operations, exclusive of depreciation and amortization	(59,453)	(55,158)	(49,159)
Depreciation and amortization	(58,772)	(58,959)	(59,265)
Gross margin	$61,388	$57,344	$50,203
Depreciation and amortization	58,772	58,959	59,265
Adjusted gross margin	$120,160	$116,303	$109,468

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net income	$9,612	$9,086	$4,115
Interest expense, net	35,142	33,079	32,222
Depreciation and amortization	58,772	58,959	59,265
Income tax expense	376	255	312
EBITDA	$103,902	$101,379	$95,914
Unit-based compensation expense (1)	3,008	2,998	3,482
Severance charges	624	—	190
Loss on disposition of assets	1,118	1,031	48
Impairment of compression equipment (2)	504	—	—
Adjusted EBITDA	$109,156	$105,408	$99,634
Interest expense, net	(35,142)	(33,079)	(32,222)
Non-cash interest expense	1,814	1,815	2,288
Income tax expense	(376)	(255)	(312)
Severance charges	(624)	—	(190)
Other	(33)	(179)	(1,118)
Changes in operating assets and liabilities	(25,586)	20,518	(22,783)
Net cash provided by operating activities	$49,209	$94,228	$45,297
____________________________________
(1)For the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, unit-based compensation expense included $1.1 million, $1.2 million and $1.0 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $1.1 million, $0 and $0, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	September 30, 2022		June 30, 2022		September 30, 2021
Net income	$9,612		$9,086		$4,115
Non-cash interest expense	1,814		1,815		2,288
Depreciation and amortization	58,772		58,959		59,265
Non-cash income tax expense (benefit)	(33)		21		32
Unit-based compensation expense (1)	3,008		2,998		3,482
Severance charges	624		—		190
Loss on disposition of assets	1,118		1,031		48
Impairment of compression equipment (2)	504		—		—
Distributions on Preferred Units	(12,188)		(12,188)		(12,188)
Maintenance capital expenditures (3)	(8,050)		(6,146)		(5,259)
Distributable Cash Flow	$55,181		$55,576		$51,973
Maintenance capital expenditures	8,050		6,146		5,259
Severance charges	(624)		—		(190)
Distributions on Preferred Units	12,188		12,188		12,188
Other	—		(200)		(1,150)
Changes in operating assets and liabilities	(25,586)		20,518		(22,783)
Net cash provided by operating activities	$49,209		$94,228		$45,297

Distributable Cash Flow	$55,181		$55,576		$51,973

Distributions for Distributable Cash Flow Coverage Ratio (4)	$51,447		$51,419		$50,975

Distributable Cash Flow Coverage Ratio	1.07	x	1.08	x	1.02	x
____________________________________
(1)For the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, unit-based compensation expense included $1.1 million, $1.2 million and $1.0 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $1.1 million, $0 and $0, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(3)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(4)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2022 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$30.0 million to $40.0 million
Plus: Interest expense, net	137.0 million
Plus: Depreciation and amortization	237.0 million
Plus: Income tax expense	1.0 million
EBITDA	$405.0 million to $415.0 million
Plus: Unit-based compensation expense and other (1)	12.0 million
Plus: Transaction expenses and severance charges	1.0 million
Plus: Loss on disposition of assets	2.0 million
Adjusted EBITDA	$420.0 million to $430.0 million
Less: Cash interest expense	129.0 million
Less: Current income tax expense	1.0 million
Less: Maintenance capital expenditures	26.0 million
Less: Distributions on Preferred Units	49.0 million
Distributable Cash Flow	$215.0 million to $225.0 million
____________________________________
(1)Unit-based compensation expense is based on the Partnership’s closing per unit price of $17.40 on September 30, 2022.